Exhibit 10.24

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (“Agreement”), including the attached Exhibits “A”, “B”, and “C,” is entered into this 10th day of April 2008, between IPtimize, Inc., a publicly owned and traded Delaware corporation with offices at 2135 South Cherry St., Suite 200, Denver, CO. 80222 (hereinafter referred to as the “Employer”) and Clinton J. Wilson, an individual residing at 5197 East Nichols Lane, Centennial, Colorado 80112 (“Executive”), and shall become effective on the Effective Date as that term is defined in Section 1.1.

WHEREAS, the Employer and the Executive are the parties to a Founder’s Employment Agreement effective October 2, 2005 (the “Founder’s Agreement”); and

WHEREAS, the Parties desire for this Agreement to supercede and replace the Founder’s Agreement in all respects such that after the execution of this Agreement the Founder’s Agreement shall be null and void; and

WHEREAS, Employer is desirous of employing Executive pursuant to the terms and conditions and for the consideration set forth in this Agreement, and Executive is desirous of entering the employ of Employer pursuant to such terms and conditions and for such consideration.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, Employer and Executive agree as follows:

ARTICLE 1

EMPLOYMENT AND DUTIES:

1.1 Employer agrees to employ Executive, and Executive agrees to be employed by Employer, beginning as of the date of this Agreement (the “Effective Date”) and continuing until the expiration date set forth on Exhibit A annexed hereto and hereby incorporated herein by reference (the “Term”) or unless sooner terminated as set forth herein.

1.2 Executive shall be employed in the positions set forth on Exhibit A.

1.3 Executive shall, during the period of Executive’s employment by Employer, devote substantially his full business time, energy, and best efforts to the business and affairs of Employer, subject to reasonable vacation and sick leave and reasonable charitable and civic activities for Executive. Subject to the foregoing, the Executive may not knowingly engage, directly or indirectly, in any other business, investment, or activity that materially interferes with Executive’s performance or Executive’s duties hereunder, is materially contrary to the interests of Employer, or requires any material portion of Executive’s business time.

1.4 As set forth in Exhibit “B” annexed hereto, Executive and Employer each understand and acknowledge that the terms and conditions of this Agreement constitute confidential information, and each shall keep confidential the terms of this Agreement and shall not disclose this confidential information to anyone other than their respective attorneys and tax advisors, or as required or compelled by law or legal proceeding.

ARTICLE 2

COMPENSATION AND BENEFITS

2.1 The Executive’s annual base salary at all times during the Term shall be not less than the amount set forth under the heading “Annual Base Salary” on Exhibit A, which shall be the subject of an annual review by the Employer’s Board of Directors and ubject to increase at the sole discretion of the Employer, which shall be paid in installments in accordance with the Employer’s standard payroll practice. Any calculation to be made under this Agreement with respect to the Executive’s Annual Base Salary shall be made using the n current Annual Base Salary in effect at the time of the event for which such calculation is made. In addition, and during the Term, the Executive shall be entitled, at the discretion of the Employer’s Board of Directors, to participate in the Employer’s 2007 Equity Incentive Plan listed on Exhibit A. Although no incentive Stock Options are being granted to the Executive in this Agreement, upon the issuance of an Incentive Stock Option, the Executive hereby covenants and agrees, as a condition precedent to the issuance of an incentive Stock Option to execute the Employer’s standard form of Incentive Stock Option Agreement and annexed Incentive Stock Option Representation Letter, copies of which are collectively annexed to this Agreement as Exhibit “C” and hereby incorporate herein by reference (collectively the “ISO Agreement Forms”). The failure of the Executive to execute an ISO Agreement Forms shall be grounds for the Employer not to grant an Incentive Stock Option to the Executive. In addition to an annual base salary, the Executive shall receive the additional compensation set forth on Exhibit A under the heading “Additional Compensation”.

2.2 While employed by Employer and thereafter as provided by law, Executive shall be allowed to participate, on the same basis generally as other senior executive employees of Employer, in all employee benefit plans and programs, including improvements or modifications of the same, which on the Effective Date or thereafter are made available by Employer to all or most of Employer’s senior executive employees.

2.3 Employer shall not by reason of this Article 2 be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such employee benefit plan or program, so long as such actions are similarly applicable to covered employees generally. Moreover, except as specifically provided herein to the contrary, none of the benefits or arrangements described in this Article 2 shall be secured or funded in any way, and each shall instead constitute an unfunded and unsecured promise to pay money in the future exclusively from the general assets of Employer.

2.4 The Employer shall withhold from any compensation, benefits, or amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

2.5 The failure of the Employer to pay Executive his Annual Base Salary as provided in Section 2.1 may, in Executive’s sole discretion, be deemed a breach of this Agreement and, unless such breach is cured within fifteen days after written notice to Employer, this Agreement shall terminate. Executive’s claims against Employer arising out of the nonpayment shall survive termination of this Agreement.

2.6 During the each year of the term of this Agreement, the Executive shall be entitled to a vacation of four non-consecutive weeks during which time his compensation shall be paid in full.

2.7 As soon as practicable following the execution of this Agreement, the Employer shall use commercially reasonable efforts to procure and maintain throughout the term of this Agreement a policy or policies of liability insurance for the protection and benefit of directors and officers of the Employer. Such insurance shall have a combined limit of not less than $1,000,000.00 and may have a deductible of not more than $10,000.00. To the fullest extent permitted by law, Employer shall indemnify and hold harmless Executive for any and all loss, cost, damage and expense including reasonable attorneys’ fees and court costs incurred or sustained by Executive, arising out of the proper discharge by Executive of his duties hereunder in good faith. The failure of the Employer to secure liability insurance for the protection and benefit of directors and officers of the Employer may, in Executive’s sole discretion, be deemed a breach of this Agreement and, unless such breach is cured within fifteen days after written notice to Employer, this Agreement shall terminate. Executive’s claims against Employer arising out of the nonpayment of salary and reimbursement of unused vacation shall survive termination of this Agreement.

2.8. Nothing in this Agreement shall be construed as limiting or restricting any benefit to Executive under any pension, profit-sharing or similar retirement plan, or under any group life or group health or accident or other plan of the Employer, for the benefit of its employees generally or a group of them, now or hereafter in existence.

2.9 Subject to such expense policy as may be adopted and/or modified by the Employer’s Board of Directors, the Employer shall reimburse Executive for reasonable out-of-pocket expenses that Executive shall incur in connection with his services for Employer.

ARTICLE 3

TERMINATION AND SEVERANCE :

3.1 Termination of the Agreement. Notwithstanding any other provisions of this Agreement, Employer shall have the right to terminate Executive’s employment under this Agreement at any time prior to the expiration of the Term for any of the following reasons:

A. For “cause” upon the good faith determination by the Employer’s Board of Directors that “cause” exists for the termination of the employment relationship. As used in this Section 3.1.a, the term “cause” shall mean only (i) Executive’s gross negligence or willful misconduct in the performance of the duties and services required of Executive pursuant to this Agreement, (ii) the indictment of the Executive, (iii) Executive’s knowing involvement in a material conflict of interest which remains uncorrected beyond such period of time as may be reasonably required by the circumstances following written notice to Executive by Employer, (iv) by reason of Executive’s willful dishonesty towards, fraud upon, breach of fiduciary duty or deliberate injury or attempted injury to, the Company; (v) by reason of Executive’s failure to substantially comply with the directions of the Employer’s Board of Directors or,Chief executive Officer which continues uncured for thirty (30) days following receipt of written notice from the Board; or (vi) Executive’s breach of any representation, warranty or covenant of this Agreement which remains uncorrected for more than 30 days following written notice from the Employer.

B. Upon a Voluntary Termination by the Executive By Reason of a 30 Day Notice of Voluntary Termination. Since the Executive, in his sole discretion and on thirty (30) days prior written notice to Employer, shall have the right to terminate the employment relationship under this Agreement at any time upon or prior to the expiration of the Term of employment, the termination of Executive’s employment upon or prior to the expiration of the Term shall constitute a “Voluntary Termination.” As set forth on Exhibit “A”, there shall be no forward vesting of stock options in Voluntary Termination situations.

C. Upon Executive’s death; or

D. Upon Permanent Disability of Executive. For purposes of this Agreement, the term “Permanent Disability” shall mean that the Executive, for a period of not less than ninety (90) consecutive days, (a) is unable to perform the important duties of his own occupation on a full-time basis because of injury or sickness; (b) does not work at all; and (c) is under a Doctor’s Care. For purposes of this definition, “Doctor’s Care” means the regular and personal care of a doctor or physician (licensed to practice the healing arts and practicing within the scope of his or her license) that, under prevailing medical standards, is appropriate for the condition causing the disability.

3.2 Severance. In the event of the termination of the Executive’s employment under the Agreement, the severance provisions of Exhibit A shall govern any and all payments to the Executive.

3.3 Change of Control. In the event of a “change of control” of the Employer (as that phrase is defined in Section 5.2 below), all of the Incentive Stock Options granted to the Executive as set forth on Exhibit A, shall be deemed vested as of the effective date of the change of control.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE EXECUTIVE

4.1 By virtue of his execution hereof, and in order to induce the Employer to enter into this Agreement, the Executive hereby represents and warrants as follows:

A. He is not presently actively engaged in any business, employment or venture which is or may be in conflict with the business of the Employer;

B. He is in good health and is not aware of any material medical conditions that will act as a bar to the Employer’s obtaining a key man and/or disability income insurance policy on his life;

C. He has the experience, skill and knowledge to perform the services expected of him hereunder; and

D. His compliance with the terms and conditions of this Agreement in the time and manner contemplated herein will not conflict with any instrument or agreement pertaining to the transaction contemplated herein; and will not conflict in, result in a breach of, or constitute a default under any instrument to which he is a party.

ARTICLE 5

MISCELLANEOUS:

5.1 For purposes of this Agreement the terms “affiliates” or “affiliated” means an entity who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Employer.

5.2 For purposes of this Agreement the term “Change of Control” means (i) the Employer merges or consolidates with any other entity and is not the surviving entity (or survives only as the subsidiary of another entity), (ii) the Employer sells all or substantially all of its assets to any other person or entity, (iii) the Employer is dissolved, (iv) if any third person or entity (for this purpose the spouse or any member of the extended family of the Executive shall not be considered a third person) together with its affiliates or others knowingly and intentionally acting in concert, shall become, directly or indirectly, the beneficial owner of at least 66.666% of the issued and outstanding shares of the Employer’s Common Stock.

5.3 Employer and Executive each shall refrain, both during the employment relationship and after the employment relationship terminates, from publishing any oral or written statements about the other, any of their subsidiaries or affiliates, or any of such individuals’ or entities’ officers, employees, shareholders, agents or representatives, that are slanderous, libelous, or defamatory; or that constitute a misappropriation of the name or likeness of Executive or Employer, any of their subsidiaries or affiliates, or any of such individual’s or entities’ or their officers, employees, shareholders, agents, or representatives. A violation or threatened violation of this prohibition may be enjoined by the courts. Subject to Section 5.7, the rights afforded under this provision are in addition to any and all rights and remedies otherwise afforded by law.

5.4 For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Parties at the addresses first set forth above. Either Employer or Executive may furnish a change of address to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

5.5 The interpretation and enforcement of this Agreement, and the rights obligations and remedies of the parties hereto, shall be governed by and construed in accordance with the laws of the state of Colorado, without regard to conflict of law principles. Further, any suit involving any dispute or matter arising under this Agreement may only be brought in the United States District Court for the District of Colorado or any Colorado court sitting in Denver County having jurisdiction over the subject matter of the dispute or matter. The Parties to this Agreement hereby consent to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

5.6 No failure by either party hereto at any time to give notice of any breach by the other party or to require compliance with, any condition or provision of this agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

5.7 Except as otherwise specifically provided in Section 1.5, Section 1.6, Section 5.3, or the Agreement Regarding Confidentiality and Non-Competition (referenced in Section 5.12 herein below), if a dispute arises out of or related to this Agreement or the Agreement Regarding Confidentiality and Non-Competition, and if the dispute cannot be settled through direct discussions, then Employer and Executive agree to first endeavor to settle the dispute in an amicable manner by mediation. If the dispute cannot be settled by mediation within 30 days of the commencement of such proceeding, either party to the dispute may resort to other proceedings.

5.8 During the term of this Agreement, the Executive agrees to travel to such places as may be reasonably requested by the Employer’s Board of Directors or the President. This Agreement shall be deemed to be performed in Denver, Colorado.

5.9 This Agreement shall be binding upon and inure to the benefit of Employer and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of Employer by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Executive’s rights and obligations under Agreement hereof are personal and such rights, benefits, and obligations of Executive shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of Employer. Employer shall not assign this Agreement without the prior written consent of Executive.

5.10 This Agreement replaces and merges previous agreements and discussions pertaining to the following subject matters covered herein: the nature of Executive’s employment relationship with Employer and the term and termination of such relationship. This Agreement constitutes the entire agreement of the parties with regard to such subject matters, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect to such subject matters; provided that Executive shall also reasonably comply with all reasonable policies and procedures of Employer as clearly established from time to time, provided that such policies and procedures are not inconsistent with this Agreement or any other written agreement between Executive and Employer. Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party with respect to such subject matters, which is not embodied herein, and that no agreement, statement, or promise relating to the employment of Executive by Employer that is not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby, provided that any such modification must be authorized or approved by the Board of Directors of Employer.

5.11 Executive agrees to be bound by the terms of that certain Agreement Regarding Confidentiality and Non-Competition, by and between Employer and Executive, a copy of which is attached hereto and incorporated herein by reference as Exhibit B.

IN WITNESS WHEREOF, Employer and Executive have duly executed this Agreement in multiple originals.

IPTIMIZE, INC.

By:	/s/ Ron Pitcock
Ron Pitcock, Chief Executive Officer

/s/ Clinton J. Wilson
Clinton J. Wilson, Executive

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EXHIBIT A

Executive Name:	Clinton J. Wilson

Term:	Three years

Position:	President and Chief Operating Officer

Report to:	Chief Executive Officer

Primary Duties:	Supervise the day to day operation of the Employer.

Location:	Denver, Colorado

Annual Base Salary:	$150,000

Salary
Payment Terms:	$12,500 per month in accordance with the Employers regular payroll practices

Bonus:	First Year Bonus:

As determined by the Employer’s Board of Directors and payable within 30 days after the Employer’s receipt of its audited financial statements; and

Second Year’s Bonus:

As determined by the Employer’s Board of Directors and payable within 30 days after the Employer’s receipt of its audited financial statements; and

Third year’s Bonus:

As determined by the Employer’s Board of Directors and payable within 30 days after the Employer’s receipt of its audited financial statements;

Additional
Compensation:	The Executive shall be entitled to an aggregate of $49,750 in full and complete settlement of the Employer’s obligation to the Executive for deferred salary for the 12 months ended December 31, 2007 (the 2007 Settlement
Amount”). An aggregate of $12,375 of the 2007 Settlement Amount shall be paid in cash upon the execution of this Agreement. The remainder of the 2007 Settlement Amount shall be paid in three equal payments of $12,375 on June 1, 2008, September 1, 2008 and December 1, 2008.

The Employer’s monetary obligation to the Executive deferred salary for the 24 months ended December 31, 2006 shall is and shall be settled by the Executive being entitled to receive an aggregate of 36 weeks paid vacation, which he shall be entitled to request, on ten days prior written notice, at the rate of one week per month or a maximum of 12 weeks per year (the “Paid Vacations”). The Paid Vacations are subject to the sole discretion of the Employer’s Chief Executive Officer. In the event the Executive’s request for a week of Paid Vacations is declined by the Employer’s Chief Executive Officer, the Employer shall be obligated to pay the requested one week of Paid Vacation at the end of the month in which the week was requested. All unpaid but accrued Paid Vacations shall be paid in cash at the end of the Term. In the event this Agreement is terminated other than by the Employer for cause, all unpaid but accrued Paid Vacations shall be paid in cash as of the date of termination.

Long Term Incentive
Compensation:	The Executive shall be entitled to participate in the Employer’s 2007 Equity Incentive Plan as determined from time to time during the Term by the Employer’s Board of Directors.

Notwithstanding the foregoing, and pursuant to the terms and conditions of an Option Agreement dated August 20, 2007, the Employer granted the Executive non-qualified, non-transferable, five year option (the “Prior Option”) to purchase and aggregate of 565,000 post-reverse split shares of the Employer’s Common Stock, $.001 par value per share (the “Prior Option Shares”) at an exercise price of $.24 per Prior Option Share. The Prior Option, which vests at the rate of 84,750 Prior Option Shares per calendar quarter commencing on September 1, 2007 until fully vested, is exercisable quarterly at any time and from time to time following a vested quarter commencing on January 1, 2008 for the first vesting quarter ending December 31, 2007.

Benefits:	Health benefits commensurate with other executive officers of the Employer

Severance:	In the event the Executive’s employment is terminated by the Employer for ause, or the Executive voluntarily terminates his employment during the Term, the Executive shall not be entitled to any severance.

In the event of any other termination during the first year of the Term, the Executive shall be entitled to six month’s severance. In the event of any other termination during the second year of the Term, the Executive shall be entitled to one additional month’s severance, and an additional month’s severance for any termination during the third and final year of the Term. The Executive shall be entitled to retain all options vested through the date of termination.

IN WITNESS WHEREOF, Employer and Executive have duly executed this Exhibit A to Executive Employment Agreement between IPtimize, Inc. and Clinton J. Wilson in multiple originals to be effective on the Effective Date.

IPTIMIZE, INC.

By:	/s/ Ron Pitcock
Ron Pitcock, Chief Executive Officer

/s/ Clinton J. Wilson
Clinton J. Wilson, Executive

EXHIBIT B

AGREEMENT REGARDING CONFIDENTIALITY AND NON-COMPETITION

This Agreement is by and between the employer, IPtimize, Inc. (the “Employer”), and Robert Flood (the “Executive”). In consideration of the Employer’s employment of Executive, the compensation paid for Executive’s services in the course of such employment, and the training (internal and external, formal and informal) received by Executive in the course of such employment, Executive agrees as follows:

1. CONFIDENTIALITY OF INFORMATION.

A. In the course of performing his duties, Executive may have access to and/or receive legally protected confidential and proprietary information about the Employer, the Employer’s employees, and the Employer’s clients. Employer and Executive agree that such legally protected confidential and proprietary information is deemed to be Confidential Information (“Confidential Information”). Under appropriate circumstances, Confidential Information may include, without limitation, information about the Employer and the Employer’s clients, such as earnings, acquisitions or other businesses, and changes in management which, if known to the public, might affect the decision of a reasonable investor to buy, sell, or hold securities issued by the Employer or the Employer’s client. Under appropriate circumstances, Confidential Information may also include, without limitation, information disclosed by the Employer’s clients which is not in the public domain; and information relative to the Employer’s business plans, client lists, financial and billing information, marketing strategies, personnel information, proprietary methodologies, proprietary software, research, development and/or design projects as well as data relating to them, systems for project management and application development, proposal formats, and working papers.

B. Executive will not, directly or indirectly, disclose any Confidential Information of the Employer, its subsidiaries, employees, affiliates, or clients to any person, firm, corporation, or other entity, during and at all times after the expiration of the term of this Agreement without the express written consent of the President; provided, however, that nothing in this Agreement shall prohibit Executive from communicating or disclosing information as required under law.

C. Executive will use due care and take all reasonable precautions to prevent disclosure, use or transfer of any Confidential Information in violation of this Agreement, and will deliver to the Employer all Confidential Information and any other client or Employer-owned material in his possession whenever the Employer shall so request, or in the event of the termination of Executive’s employment. Upon termination of Executive’s employment by Employer, for any reason, Executive promptly shall deliver the same, and all copies thereof, to Employer.

D. Executive will not remove from Employer’s or any client’s premises any documents, files, records, computer programs, software, correspondence, notes or other papers (including copies, electronic and otherwise) belonging to the Employer, its clients, or its employees, except as his employment with the Employer shall require. In such cases, Executive will promptly return such items and any copies within his/her possession or control to the Employer upon request or upon termination of the Executive’s employment.

E. Notwithstanding the preceding provisions of Paragraph 1, the obligations of Executive regarding Confidential Information shall not apply to:

(1) Information which, at the time of disclosure, use or transfer, was published, known publicly, or otherwise in the public domain otherwise than through the breach of this Agreement or violation of any other obligation by the Executive or any other person;

(2) Information which, prior to the time of disclosure, use or transfer is known to Executive as evidenced by his written records;

(3) Information which is independently developed by Executive after the termination or expiration of his employment without recourse to Confidential Information and without Executive having violated any of his obligations under the Agreement.

2. PATENTS AND INVENTIONS.

If, during Executive’s employment by Employer, Executive creates any original work of authorship fixed in any tangible medium of expression which is the subject mater of copyright (such as videotapes, written presentations on acquisitions, computer programs, drawings, maps, architectural renditions, models, manuals, brochures, or the like) and which relates principally to Employer’s business, products, or services, whether such work is created solely by Executive or jointly with others (whether during business hours or otherwise and whether on Employer’s premises or otherwise), Employer shall be deemed the author of such work if the work is prepared by Executive in the scope of his employment; or if the work is prepared by Executive within the scope of his employment but is specially ordered by Employer as a contribution to a collective work, as a part of a motion picture or other audio-visual work, as a translation, as a supplementary work, as a compilation, or as an instructional text, then the work shall be considered to be work made for hire and Employer shall be the author of the work. Both during the period of Executive’s employment by Employer and thereafter, Executive reasonably shall assist (without any cost to Executive) Employer and its nominee, at any time, in the protection of Employer’s worldwide right, title, and interest in and to information, ideas, concepts, improvements, discoveries, and inventions, and its copyrighted works, including without limitation, the execution of all formal assignment documents requested by Employer or its nominee and the execution of all lawful oaths and applications for applications for patents and registration of copyright in the United States and foreign countries.

3. NON-COMPETITION.

During the term of employment and for a period of one (1) year after the termination of employment, Executive agrees that he will not: (i) engage in a business in competition with the Employer in the State of Colorado; or (ii) knowingly provide services for current clients or customers of the Employer to whom he was first introduced during such term of employment. A current client is defined as a company that the Employer has provided services or products to within the one (1) year period prior to the date of termination of Executive’s employment. Provided, however, that the Employer shall have satisfied all of its monetary and security issuance obligations under this Agreement.

4. SOLICITATION.

As part of the consideration for the compensation and benefits to be paid to Executive thereunder, in keeping with Executive’s duties as a fiduciary, and in order to protect Employer’s interest in the trade secrets of Employer, and as an additional incentive for Employer to enter into this Agreement, Executive agrees that Executive will not, directly or indirectly, for Executive for others, induce any employee of Employer or any of its affiliates to terminate his or her employment with Employer or its affiliates, or hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with Employer. The obligations in this Section shall extend throughout the Term of this Agreement and for a period of one (1) year after the termination of the employment relationship between Employer and Executive. Executive acknowledges that money damages would not be a sufficient remedy for any breach of this Section by Executive, and Employer shall be entitled to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach, but shall be in addition to all remedies available at law or in equity to Employer.

5. PROFESSIONAL CONDUCT.

Executive shall at all times conduct himself in a professional manner.

IN WITNESS WHEREOF, Employer and Executive have duly executed this Agreement in multiple originals.

IPTIMIZE, INC.

By:	/s/ Ron Pitcock
Ron Pitcock, Chief Executive Officer

/s/ Clinton J. Wilson
Clinton J. Wilson, Executive

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EXHIBIT C

IPTIMIZE, INC.

FORM OF

FORM OF INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (this “Agreement”) is effective as of             , 200_ (the “Date of Grant”) and is between IPtimize, Inc., a publicly owned and traded Delaware corporation with offices at 2135 S. Cherry St., Suite 200, Denver, CO. 80222 (hereinafter referred to as the “Corporation”) and Clinton J. Wilson, an individual residing at 5197 East Nichols Lane, Centennial, Colorado 80112 (the “Participant”) who is an employee of the Corporation.

WHEREAS, the Corporation has adopted the 2007 Equity Incentive Plan (the “Plan”) and all terms defined in the Plan will have the same meanings in this Agreement unless such terms are otherwise defined herein, a copy of which has been delivered to the Participant contemporaneously herewith;

WHEREAS, the Plan provides, inter alia, for the granting of equity incentives including Incentive Stock Options to eligible participants as determined by the Board of Directors of the Corporation or a Committee of the Board (the term “Committee” to refer to the Board of Directors or such Committee if one is appointed); and

WHEREAS, the Corporation has determined that the Participant is a person eligible to receive Incentive Stock Options under the Plan and has determined that it would be in the best interest of the Corporation to grant the Incentive Stock Option provided for herein.

NOW, THEREFORE, the parties agree as follows:

1. Summary of Terms. The following is a Summary of the Terms of the option being granted herein (the “Option”):

Number of Option Shares:	_____ shares of the Corporation’s Common Stock, $.001 par value per share (the “Option Shares”).

Purchase Price per Share:	$___ per Option Share, which shall be deemed to be the fair market value of the Option Shares.

Termination Date:	The last business day prior to the third anniversary of the Date of Grant.

Exercise Schedule:	The Option shall be exercisable as follows: ___ Option Shares per quarter commencing ____ and subject to the limitations set forth on Exhibit A of an the Executive Employment Agreement of even date herewith between the Employer and the Executiver to which this Agreement is attached as an exhibit.

Grant of Option.	Subject to the terms and conditions of the Plan and this Agreement, the Corporation grants to the Participant an Incentive Stock Option under the Plan to purchase all or any part of the Number of Option Shares set forth in the Summary of Terms (the “Summary”) of the Stock of the Corporation at the Purchase Price per Share set forth in the Summary and in accordance with the Exercise Schedule provided for in the Summary. This Option is intended by the parties hereto to be an “incentive stock option,” as such term is defined under Code Section 422. The Participant has executed a Representation Letter, which is substantially similar to the attached Exhibit A, contemporaneously herewith as a condition to receiving the Option.

2. Exercise Schedule. Subject to the other provisions of this Agreement and the Plan, the Option shall only be exercisable in accordance with the Exercise Schedule set forth in the Summary, and at any time the Participant may only exercise the Option for all or any portion of the total number of Option Shares with respect to which the Option has previously become exercisable (and has not yet been exercised) in accordance with the Exercise Schedule. The Option may only be exercised for a whole number of Option Shares, and if any fractional share results from application of the Exercise Schedule, the fraction will be ignored.

3. Termination of Option.

(a) Option Term. The Option and all rights hereunder with respect thereto, to the extent such rights have not previously been exercised, shall terminate and may be exercised on, but not after, the Termination Date set forth in the Summary unless the Option terminates earlier in accordance with the terms of this Agreement or the Plan.

(b) Termination of Employment. If the Participant ceases for any reason to be employed by the Corporation (whether due to resignation, death, disability, termination for cause, termination without cause, or otherwise), the Option may be exercised only during the following periods after the first date the Participant is no longer employed by the Corporation (the “Service Termination Date”) (and will terminate upon the expiration of such periods), but only to the extent that the Option was outstanding and exercisable in accordance with the Exercise Schedule on the Service Termination Date; provided, however, that in no event will the Option be exercisable after the Termination Date set forth in Section 1 above.

(i) If a termination of employment resulted from the Participant’s death while employed with the Corporation, the Option shall be exercisable only during the one-year period commencing on the date of death;

(ii) If a termination of employment resulted from the Participant’s permanent and total disability as determined by the Committee in its absolute discretion, the Option shall be exercisable only during the one-year period that commences on the Service Termination Date; and

(iii) In any other case (except as provided below), the Option shall be exercisable only during the 30-day period commencing on the Service Termination Date.

(c) Exercise on Death. In the event of the death of the Participant, the Option may be exercised (but only to the extent it is exercisable as provided above) by the legal representative of the estate of the Participant or the legatees of the Participant under the Last Will and Testament of the Participant or by the heirs of the Participant under the laws of decent and distribution. The Corporation may require that any person exercising the Option granted to a decedent provide satisfactory evidence of his or her status or authority.

(d) Termination for Cause. Notwithstanding any other provision set forth in this Agreement or in the Plan, if the Participant (i) is convicted of a felony or fails to contest the Participant’s prosecution for a felony, (ii) engages in willful misconduct or dishonesty in connection with the Participant’s employment, (iii) breaches any proprietary information agreement, covenant not to compete, employment contract or similar agreement with the Corporation, or (iv) continues to fail to perform the duties of an employee after written notice of such failure, then upon the occurrence of any one or more of the above events, any unexercised portion of the Option shall immediately terminate and the Option will thereafter be null and void.

4. Exercise of Option.

(a) Notice of Exercise. The Participant may exercise the Option with respect to all or any part of the Number of Option Shares for which it is then exercisable in accordance with the Exercise Schedule by giving the Secretary of the Corporation a written notice of exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is being exercised and the date of purchase, which date shall be at least five days and no more than 30 days after the giving of the exercise notice unless a different time has been mutually agreed upon.

(b) Payment and Representation Letter. Full payment (in U.S. dollars) by the Participant of the Purchase Price for the Option Shares purchased shall be made on or before the purchase date specified in the notice of exercise in one or more of the following forms: (i) in cash or by certified or bank cashier’s check or by personal check (subject to collection); (ii) by surrendering or attesting to the ownership of securities of the Corporation, which securities shall be surrendered in good form for transfer and valued at their fair market value on the date the Option is exercised, as determined by the Committee, and provided that no securities may be surrendered in payment of the purchase price if such action would cause the Corporation to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes; (iii) if the Stock subject to the Option is publicly traded, all or any part of the purchase price and any withholding taxes may be paid by the delivery (on a form prescribed by the Corporation) of an irrevocable direction to a securities broker approved by the Corporation to sell the Stock and to deliver all or a part of the sales proceeds to the Corporation; (iv) if the Stock subject to the Option is publicly traded, all or any part of the purchase price and any withholding taxes may be paid by the delivery (on the form prescribed by the Corporation) of an irrevocable direction to pledge the Stock to a securities broker or lender approved by the Corporation, as security for a loan, and to deliver all or a part of the loan proceeds to the Corporation; (v) by means of a Cashless Exercise, as defined in Section 5(c); or (vi) with the prior written consent of the Committee in its absolute discretion, by the delivery of other consideration approved by it. Payment shall be accompanied by a fully completed and executed Representation Letter dated the date of purchase in the form executed contemporaneously herewith or in such other form as the Committee may establish from time to time.

On the purchase date specified in the Notice, the Corporation will cause a stock certificate to be issued in the Participant’s name and recorded in the Corporation’s stock records upon receiving full payment for such Option Shares. The obligation of the Corporation to issue the Option Shares shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, or the disclosure to the Participant of material information relating to the Corporation is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Option Shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or disclosure shall have been effected or obtained free of any conditions not acceptable to the Committee. If because of the foregoing restrictions this Option cannot be exercised during any part of the 30-day period commencing on the Service Termination Date (other than a termination as a result of death or Disability and other than a termination for cause), the period during which this Option may be exercised shall be extended by the amount of time during such 30-day period that the Option could not be exercised as a result of the restrictions set forth above. Once the stock certificate has been issued and recorded in the Corporation’s stock records, the Corporation shall deliver physical possession of the certificate(s) to the secretary of the Corporation or other person designated by the Corporation (the “Escrow Holder”), to be retained by the Escrow Holder and held in escrow as provided in Section 9(c) below. Notwithstanding any other provision of the Plan or applicable law, if a stock certificate is to be delivered for any reason to the Participant, such delivery shall only be made to the Participant in person at the principal offices of the Corporation in Colorado.

(c) Limitations on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, the Option may not be exercised by tender to the Corporation, or attestation to the ownership, of securities of the Corporation to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of securities of the Corporation. The Option may not be exercised by tender to the Corporation, or attestation to the ownership, of securities of the Corporation unless such shares either have been owned by the Optionee for more than six months (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Corporation.

(ii) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice together with irrevocable instructions to a broker in a form acceptable to the Corporation providing for the assignment to the Corporation of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Corporation (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Corporation reserves, at any and all times, the right, in the Corporation’s sole and absolute discretion, to decline to approve or terminate any such program or procedure.

(d) Failure to Pay or Deliver Representation Letter. Notwithstanding the foregoing, if the Participant fails to pay for any of the Option Shares specified in an Exercise Notice, or fails or is unable to truthfully complete and execute the Representation Letter, the Corporation shall have no obligation to issue any of the Option Shares and may terminate the Participant’s right to purchase the Option Shares described in the notice of exercise.

(e) Withholding Taxes. The Participant shall, no later than the date as of which any part or value of the Option first becomes includable as compensation in the Participant’s gross income for federal, state or local income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the Option. The right of the Participant to exercise the Option shall be conditional on such payment or arrangements and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

5. Adjustment for Changes in Stock of the Corporation. If the Corporation effects a stock split or reverse stock split, declares a dividend on its Stock payable in securities of the Corporation, otherwise effects a reclassification or recapitalization whereby the holders of its Stock receive other securities in exchange for or as a distribution on the Stock without the payment of any consideration therefore, or effects a merger in which the Corporation is the surviving corporation and which provides for the continuation of outstanding Options, the number, class and price per share of the Stock subject to this Option shall be appropriately adjusted in accordance with the Plan. If the Corporation merges or consolidates with another corporation, whether or not the Corporation is the surviving corporation, this Option shall be subject to the provisions of the Plan.

6. No Rights of a Shareholder. Neither the Participant nor any legal representative, legatee or heir shall have any rights or privileges of a stock holder of the Corporation with respect to any shares of Stock purchasable or issuable upon exercise of the Option, in whole or in part, prior to the date of exercise of the Option, payment in full of the purchase price and execution and delivery of a fully completed Representation Letter.

7. Non-Transferability of Option. During the Participant’s lifetime, the Option shall be exercisable only by the Participant or any guardian or legal representative of the Participant, and the Option shall not be transferable except, in case of the death of the Participant, by the Last Will and Testament of the Participant or by the laws of descent and distribution, nor shall the Option be subject to attachment, execution or similar process. In the event of (a) any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interests herein conferred, the Corporation may terminate the Option by notice to the Participant and it shall thereafter become null and void. Notwithstanding the foregoing, with the approval of the Corporation in its sole and absolute discretion, an Option may be transferred by a Participant solely to (i) members of the Participant’s immediate family (children, grandchildren, or spouse), (ii) trusts for the benefit of such family members, or (iii) partnerships, limited partnerships or limited liability companies where the only partners are such family members, but only to the extent such transfer does not affect the status of the Option as an Incentive Stock Option without the consent of the Participant. Neither the granting of the Option nor its exercise shall be construed as granting the Participant any right with respect to continuance of employment with the Corporation.

8. Restriction on Transfers, Corporation’s Right to Repurchase and Escrow. As a condition of participation in the Plan, and only until the Corporation becomes publicly owned or experiences a change of control, the Participant hereby agrees that: (i) any Option Shares shall be subject to the restrictions on transferability set forth in subsection (a) below; (ii) the Corporation shall have a right to repurchase the Option Shares subject to the provisions of subsection (b) below; and (iii) the Escrow Holder shall hold the stock certificate(s) representing the Option Shares in escrow in accordance with subsection (c) below.

(a) Restrictions on Transfer. During the 5-year period commencing on the Date of Grant, the Participant shall not sell, transfer, pledge, hypothecate, assign, or otherwise, in any manner, dispose of any of such Option Shares, without the prior written consent of the Corporation. Any purported sale, transfer, pledge, hypothecation, assignment, or other disposition of the Option Shares by the Participant in breach of the preceding sentence shall be null and void and without effect and shall not vest any interest or title in the purported transferee. No dividends shall be paid to the holder of the Option Shares sold, transferred, assigned, hypothecated, pledged or otherwise disposed of in breach of this covenant, nor shall the holder of such Option Shares be entitled to vote or to exercise any rights of a shareholder for any purpose whatsoever. The foregoing restrictions shall not apply after (1) a Change in Control (as defined in the Plan) of the Corporation, or (2) the initial underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, (the “Securities Act”). The foregoing restrictions shall also not apply to any transfer at death to an executor, personal representative or other person duly authorized by a court of competent jurisdiction to represent the estate of a deceased Participant, and any transfer to a beneficiary or other distributee of the estate of a deceased Participant, provided that the beneficiary or distributee, as the case may be, is bound by the restrictions on the transferability of the Option Shares and the Corporation’s right to repurchase set forth in subsection (b) below and executes an agreement acknowledging the same.

(b) Right to Repurchase. If the Participant’s employment by the Corporation is terminated (whether by reason of death, retirement, disability, resignation, discharge for Cause, discharge without Cause, or for any other reason) or if the Participant or a Person to whom the Participant has transferred Option Shares in accordance with Section 12(d) below becomes Bankrupt or is involved in an event of Divorce, then, within one year after the date of such termination of employment, Bankruptcy or event of Divorce, the Corporation may, in its sole discretion, repurchase all or any part of the Option Shares held by the Participant whose employment is terminated (or by any allowable transferee of the Participant that received such Option Shares pursuant to a transfer within the purview of Section 12(d); collectively, the “Restricted Shares”) or all or any part of the Option Shares held by a Participant or other Person to whom the Participant has transferred Option Shares pursuant to a transfer within the purview of Section 12(d), for the following purchase price, whichever is applicable (the “Consideration”):

(i) In the event of a termination of the Participant’s employment by the Corporation for Cause, the purchase price for the Restricted Shares shall be the total amount that the Participant paid for all or such portion of the Restricted Shares that the Corporation intends to repurchase;

(ii) In the event of a termination of the Participant’s employment by the Corporation for any reason other than for Cause, the purchase price shall be the Fair Market Value of the Restricted Stock as determined by the Committee, which value shall be communicated by the Corporation to the Participant by written notice; or

(iii) In the event of the Bankruptcy or Divorce of either a Participant or a Person to whom the Participant has transferred Option Shares pursuant to a transfer within the purview of Section 12(d) below, the purchase price shall be the Fair Market Value of the Restricted Stock as determined by the Committee, which value shall be communicated by the Corporation to the Participant by written notice.

(c) Escrow. As security for a Participant’s faithful performance of the provisions of this Agreement, the participant agrees that the stock certificate(s) evidencing the Restricted Shares shall be delivered to the Escrow Holder, who is hereby appointed to hold such stock certificate(s) in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Restricted Shares as are in accordance with the terms of this Agreement. The Escrow Holder will act solely for the Corporation as its agent and not as a fiduciary. The Participant and the Corporation agree that the Escrow Holder will not be liable to either (or to any other party) for any actions or omissions unless the Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of the Escrow Holder under this subsection (c). The Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel (which may be counsel for the Corporation) and obey any order of any court with respect to the transactions contemplated by this Agreement. In the event that the Corporation exercises its right to repurchase Restricted Shares held by the Escrow Holder, then upon payment by the Corporation of the Consideration for such Restricted Shares, the Escrow Holder shall deliver to the Corporation the stock certificate(s) evidencing those Restricted Shares. The Escrow Holder is empowered to act as the Participant’s attorney-in-fact to make such endorsements and execute such stock powers as may be necessary to effect the repurchase contemplated under this Section. The Escrow Holder will release from escrow, and deliver to the Participant, only those stock certificates that evidence the Restricted Shares for which the Corporation’s right to repurchase, as described in subsection (b) above, has expired.

(d) Assignment. The Corporation may assign its rights under this Section in whole or in part.

(e) Inapplicability. All of the restrictive provisions of this Section 9 shall automatically cease and become inapplicable after (1) a Change in Control (as defined in the Plan) of the Corporation, or (2) the initial underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the Securities Act; or (3) the date the Corporation’s common stock commences trading in the over-the-counter market or on a recognized exchange in the United States.

9. $100,000 Limitation. To the extent that the aggregate Fair Market Value of Stock (determined at the time of grant) with respect to which Incentive Stock Options are exercisable for the first time by a Participant for any calendar year exceeds $100,000, such options shall be treated as Nonqualified Stock Options by reason of the $100,000 annual limitation under Code Section 422(d).

10. Termination of Option upon Change in Control. In the event that a proposed Change in Control (as defined in the Plan) has been approved by the Board, then the Board shall provide the Participant with at least 10 days prior written notice of the proposed Change in Control, the Option shall become fully vested and immediately exercisable and, as provided in the Plan, the Option shall either be: (i) continued by the Corporation; (ii) assumed by the acquiring entity or its parent; (iii) substituted for an option of the acquiring entity or its parent; or (iv) terminated by either the Corporation or the acquiring entity. Notwithstanding the preceding sentence, the Option shall only become fully vested and immediately exercisable to the extent that the vesting or exercise thereof does not result in an “excess parachute payment” within the meaning of Code Section 280G, and if a Change in Control has not been consummated within 30 days after written notice of the proposed Change in Control has been provided to the Participant and the Participant has not fully exercised the Option, the Option shall no longer be fully vested and immediately exercisable and to the extent the Option was not fully exercised by the Participant, it shall be subject to the vesting provisions that would have existed had the preceding sentence not applied.

12. Right of First Refusal. The following provisions shall remain effective only until and shall automatically cease and become inapplicable after (1) a Change in Control (as defined in the Plan) of the Corporation, or (2) the initial underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the Securities Act; or (3) the date the Corporation’s common stock commences trading in the over-the-counter market or on a recognized exchange in the United States.

(a) In the event that the Participant proposes to sell, pledge or otherwise transfer any Option Shares, or any interest in the Option Shares, the Corporation will have a right of first refusal under this Section. If the Participant desires to transfer any of the Option Shares, the Participant shall give a written notice (the “Offer Notice”) to the Corporation fully describing the proposed transfer, including the number of Option Shares proposed to be transferred (the “Subject Shares”), the purchase price, the name and address of the proposed transferee, the other terms and conditions of transfer and evidence satisfactory to the Corporation that the proposed sale or transfer will not violate any applicable federal or state securities laws. The Offer Notice shall be signed by both the Participant and the proposed transferee and must be a binding agreement of both parties to transfer the Subject Shares. The Corporation shall have the right to purchase all, but not less than all, of the Subject Shares on the terms of the proposal described in the Offer Notice (subject to any change in any terms permitted under subsection (b) below) by delivery of a written notice of exercise to the Participant within 30 days after the date the Offer Notice was received by the Corporation. The Corporation shall have the right to assign its rights under this subsection (a) in whole or in part.

(b) If the Corporation fails to exercise its right of first refusal within 30 days after the date it receives the Offer Notice, the Participant may, within 90 days after the receipt of the Offer Notice by the Corporation, consummate a transfer of the Subject Shares on the terms and conditions described in the Offer Notice; provided, however, that any such sale is made in compliance with applicable federal and state securities laws and is not in violation of any contractual restrictions to which the Participant is bound. Any proposed transfer on terms and conditions different from those described in the Offer Notice, as well as any subsequent proposed transfer by the Participant, shall again be subject to the right of first refusal and shall require compliance with the procedure described in subsection (a) above. If the Corporation exercises its right of first refusal, the parties shall consummate the sale of the Subject Shares on the terms set forth in the Offer Notice within 60 days after the date the Corporation received the Offer Notice (or within such longer period as may have been specified in the Offer Notice); provided, however, that in the event the Offer Notice provided that payment for the Subject Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Corporation shall have the right to pay for the Subject Shares with cash or cash equivalents equal to the present value, as determined by the Committee in good faith, of the consideration described in the Offer Notice.

(c) Any other provision of this Section notwithstanding, in the event that the Option Shares are readily tradable on an established securities market when the Participant desires to transfer the Option Shares or any portion thereof, the Corporation will have no right of first refusal and the Participant shall have no obligation to comply with the procedures described in this Section.

(d) This Section shall not apply to transfers of Option Shares solely to (i) members of the Participant’s immediate family (e.g., children, grandchildren, or spouse), (ii) trusts for the benefit of such family members, or (iii) partnerships or limited liability companies where the only partners are such family members; provided, however, that in all such cases the transferees have signed an agreement satisfactory to the Corporation to be bound by all the provisions of this Agreement.

(e) If the Corporation tenders, at the time and place and in the amount and form provided in this Agreement, the consideration for the Subject Shares to be purchased in accordance with this Section, then after such time the person from whom the Subject Shares are to be purchased shall no longer have any rights as a holder of the Subject Shares (other than the right to receive payment in accordance with this Agreement). Such Subject Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not certificate(s) therefore have been delivered as required by this Agreement.

(f) The Corporation may assign its rights under this Section in whole or in part.

13. Release of the Corporation. As partial consideration for receiving the grant of the Option set forth herein, the Participant, individually and on behalf of the Participant’s heirs and assigns, hereby releases, waives and discharges the Corporation and all persons that served as or are, whether past or present, directors, officers, shareholders, employees, partners, attorneys and agents of the Corporation, and the respective successors, heirs and assigns of any of the above described persons or entities (collectively, the “Released Persons”) from any and all claims, causes of action, losses, damages and liabilities of every kind and character, whether known or unknown, including any right to receive compensation or equity in the Corporation for services provided to the Corporation that the Participant may have or claim to have, in any way relating to or arising out of any event, act or omission occurring on or before the signing of this Agreement, including Claims arising by reason of the continued effects of any such events or acts, which occurred on or before the date of this Agreement (collectively, the “Released Claims”). The Participant hereby warrants that: (i) the Participant has all authority necessary to grant the foregoing release, waiver and discharge; and (ii) no assignment or transfer or other disposition of any type, whether voluntary or involuntary, has been made, or has occurred with respect to any Released Claim. The Participant understands and agrees that this release is intended to be interpreted in the broadest possible manner in favor of the Released Persons. In addition, the Participant covenants not to commence any suit, proceeding or action against the Corporation or any Released Person with respect to any Released Claim.

14. Amendments and Termination. The Corporation may (a) amend, alter or discontinue the Plan, (b) amend the terms of this Option prospectively or retroactively, or (c) substitute a new stock option for this Option, but no amendment, alteration, substitution or discontinuation shall be made (except those specifically permitted under other provisions of this Agreement or the Plan) that would impair the rights of the Participant under the Option, or that would cause the Option to no longer qualify as an Incentive Stock Option, without the Participant’s consent.

15. Holding Period. The Participant may lose a portion of the favorable tax treatment afforded incentive stock options, if the Participant disposes of the stock issued upon exercise of the Option prior to the date which is the later of: (i) two years from the Date of Grant; or (ii) one year from the date that the shares were transferred to the Participant upon exercise of the Option.

16. Tax Consequences of this Option. The tax consequences resulting from the grant of this Option, the receipt of the Option Shares upon exercise of this Option and any events or transactions with respect thereto may be dependent upon various factors or events that are not determined by this Agreement. The Corporation makes no representation with respect to, and disclaims all responsibility as to, the tax consequences of this Option, the Option Shares or any transaction with respect thereto. The Participant acknowledges that the Participant has been advised and has had the opportunity to consult with the Participant’s own tax advisor with respect to these matters prior to entering into this Agreement.

17. Public Offering Restriction. In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Corporation’s initial public offering, the Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Option Shares without the prior written consent of the Corporation and its underwriters. Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Corporation or its underwriters. In order to enforce the provisions of this Section, the Corporation may impose stop transfer instructions with respect the Option Shares and/or may require the Participant to deposit the stock certificate(s) evidencing the Option Shares in escrow until the end of the applicable stand-off period if such certificate is not already held in escrow pursuant to Section 9 above. The Corporation’s underwriters shall be beneficiaries of the agreement set forth in this Section, and, if requested by the underwriters, the Participant agrees to execute the underwriters’ standard form of lock-up agreement. This Section shall not apply to shares that are specifically included in shares registered in a public offering under the Securities Act.

18. Legend. All certificates evidencing shares purchased under this Agreement or constituting Option Shares shall bear the following legend:

THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE CORPORATION CERTAIN RIGHTS TO REPURCHASE SUCH SHARES AND RESTRICTS THE TRANSFER OF SUCH SHARES. A COPY OF THE AGREEMENT MAY BE OBTAINED WITHOUT CHARGE FROM THE SECRETARY OF THE CORPORATION, UPON WRITTEN REQUEST.

19. Notices. All notices under this Agreement shall be in writing and shall be deemed delivered when personally delivered to the Secretary of the Corporation or to the Participant or upon deposit of the same in the United States mail, first class postage prepaid, or upon delivery to a recognized overnight delivery service addressed in the case of mail or delivery service to the Secretary of the Corporation at the Corporation’s executive offices or to the Participant at the Participant’s current address as shown on the payroll records of the Corporation.

20. Interpretation of this Agreement. The Option is granted pursuant to the terms of the Plan, which are incorporated herein by reference, and the Option and this Agreement shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and the Committee’s interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder.

21. Governing Law. The validity, interpretation and effect of this Agreement shall be governed by and determined in accordance with the laws of the State of Colorado, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above.

IPTIMIZE, INC.

By:	/s/ Ron Pitcock
Ron Pitcock, Chief Executive Officer

/s/ Clinton J. Wilson
Clinton J. Wilson, Executive

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EXHIBIT 1

IPTIMIZE, INC.

FORM OF INCENTIVE STOCK OPTION REPRESENTATION LETTER

The undersigned, in connection with the undersigned’s receipt of an incentive stock option from IPtimize, Inc., a publicly owned and traded Delaware corporation (the “Corporation”), and/or upon the exercise of the incentive stock option issued to the undersigned by the Corporation, hereby represents and warrants to the Corporation as follows:

1. The undersigned understands that the certificate representing the Corporation’s common stock which will be transferred to the undersigned upon exercise of the incentive stock option will contain a legend substantially as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION UNLESS IN THE OPINION OF COUNSEL FOR THE CORPORATION, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

2. The undersigned hereby represents and warrants to the Corporation as follows.

A. The undersigned is an adult and any stock that the undersigned purchases upon exercise of the option will be purchased solely for the undersigned’s own account, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof.

B. The undersigned has the financial ability to bear the economic risks of the investment, has adequate means for providing for the undersigned’s current needs and personal contingencies, has no need for liquidity in the undersigned’s investment in the Corporation, and can afford to lose the undersigned’s entire investment.

C. The undersigned has evaluated the risk of investing in the Corporation and the undersigned has been given the opportunity to ask questions of and receive answers from the Corporation and its officers concerning the terms and conditions of the option and the Corporation’s business, prospects and financial situation, and to obtain additional information necessary to verify the accuracy of any information supplied to the undersigned in order to allow the undersigned to sufficiently evaluate the investment.

D. In making the decision to accept an incentive stock option and/or to purchase the Corporation’s common stock upon exercise of the incentive stock option, the undersigned has relied solely upon independent investigation made by or on behalf of the undersigned and not upon representations of any officer or employee of the Corporation.

E. The undersigned understands that the Corporation’s stock is a speculative investment that involves a substantial risk and that the undersigned may lose the undersigned’s entire investment.

1.) The undersigned understands that the Corporation’s common stock has not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) or any state’s securities laws and agrees that the stock may not be sold, offered for sale, transferred, pledged, hypothecated, or otherwise disposed of except in compliance with the Securities Act and applicable state securities laws. The undersigned has been advised that the Corporation has no obligation, and does not currently intend, to cause the stock issuable upon exercise of the incentive stock option to be registered under the Securities Act or state law, or to comply with any exemption under the Securities Act or state law that would permit the stock to be sold by the undersigned. The undersigned understands that the legal consequences of the foregoing mean that the undersigned must bear the economic risk of the undersigned’s investment in the Corporation’s common stock for an indefinite period of time. The undersigned agrees that any stock purchased upon exercise of the option will be subject to the restrictions on transfer described in this paragraph, and the undersigned understands that the Corporation will issue stop transfer orders with the Corporation’s transfer agent to enforce such restrictions.

2.) The undersigned understands that the undersigned is accepting an incentive stock option and that there are certain federal and state tax consequences that result from the undersigned’s acceptance or exercise of the Option or the sale of stock issued upon exercise of the option. The undersigned acknowledges that the undersigned has been advised to consult with the undersigned’s own tax advisors with respect to all tax consequences.

3.) The undersigned is aware that there is no market for the resale of the Corporation’s securities, and no market may exist in the future for such resale.

4.) The undersigned hereby agrees that, upon receiving notification from the Corporation or its underwriter, the undersigned will refrain from the offer, sale or transfer of the Corporation’s common stock. This restriction will be in effect commencing after the effectiveness of any registered public offering of the Corporation’s securities and ending on the date specified by the Corporation.

5.) The undersigned has reviewed the Corporation’s Registration Statement on Form SB-2 originally filed with the Securities and Exchange Commission (the “SEC:”) in August 2006 and withdrawn on April 13, 2007 and the Corporation’s Form 10SB Registration Statement filed with the SEC on September 26, 2007.

IPTIMIZE, INC.

By:	/s/ Ron Pitcock
Ron Pitcock, Chief Executive Officer

/s/ Clinton J. Wilson
Clinton J. Wilson, Executive